Exhibit 99.1
Franklin Financial
Annual Shareholders Meeting
April 28, 2009
Chairman’s Remarks
Charles S. Sioberg
The last two years my talks at this meeting have been about the economy as a whole and the Financial Sector specifically.
Again this year the topic is an attempt to view the economic situation as it is impacting our industry.
Industry Trends — Bank Profits
•	2007 — nearly $100 billion

•	2008 — $16 billion
2008 was one of the most challenging years in history for the Financial Services Industry.
Industry wide, bank profits fell dramatically in 2008.

The FDIC reported that bank profits fell from nearly $100 billion dollars in 2007, to $16 billion dollars last year.
The FDIC also reported, that as a group, — banks lost money in the 4th quarter of 2008 — the first time since 1990.
Much of this was related to write-downs on impaired investments and bad loans. Of particular impact are the much discussed “mark to market” accounting rules, which now require valuation of investments based on current markets, rather than their “acquisition” or their “hold to maturity” value.
Industry Trends — Nonperforming loans and foreclosed properties
•	Year end 2007 — $123 billion

•	Year end 2008 — $261 billion
The amount of nonperforming loans and foreclosed properties on the books at banks more than doubled, from $123 billion to $261 billion dollars.
The number of banks with troubled assets in excess of their capital and loan reserves, — rose from 23 at the end of 2007 to 163 by year end 2008.
Industry News
•	Subprime mortgage mess

•	Regulatory overhauls

•	Bank Failures

•	Government Bail-out

•	Bonus pay-out
The Banking Industry has been in the news almost constantly since the middle of 2008. And it hasn’t just been one issue.
Making headlines have been: subprime mortgages, — regulatory overhauls -the bailout, — bank failures, — and bonus pay-outs.
20 banks failed in 2008 — and 29 banks had failed as of April 27th this year. The FDIC expects that number to grow.

How did our financial system fall apart?
In order to better understand our company’s position in this very fluid economic setting.

We thought it may be useful to review the recent history of the economy and how we got to our current position.
Since the source of the problem is in the mortgage market, we should first spend a few minutes briefly reviewing how mortgage markets work.
Prior to approximately 1960 mortgage applicants were carefully screened with regard to their credit worthiness.
And — banks required a 20% downpayment.
With these two policies in place,

The main reason why default would occur is if someone loses their job or dies.
In any event, should default occur the Bank is protected by its 80% loan to value position in the mortgage. — The home can be sold for more than the bank has risked — and the bank absorbs no loss
That’s the way it used to be.
How has confidence in the financial system been lost?
Our current crisis is largely a crisis of confidence. The public has lost confidence in the financial system.

Since approximately 1960 the mortgage market has become more complex and it has become extremely difficult for anyone to fully understand its workings.
In the 1960’s some banks began to originate mortgages and then to sell these same mortgages to other institutions such as Fannie Mae, Freddie Mac and certain other investment banks.
Fannie & Freddie bundled these mortgages together — sometimes thousands and tens of thousands of them together in one bundle.
Then, they securitize them (sliced these bundles of mortgages) and sold partial ownerships of the bundle.
The purchaser would be entitled to portions of profit (interest) from his share of the bundle.
This becomes excessively risky in times of trouble. These securitized bundles of mortgages are complex instruments, which are very difficult to assess the level of risk.
There are other securitizers — besides Fannie Mae & Freddie Mac, — but they are the biggest that is why we hear about them.
The increased complexity has lead to a challenging financial system — with new inherent risks.

There occurred also, a reduction in underwriting standards.
Following the lead of Fannie Mae & Freddie Mac many larger “money center,” and regional banks – as well as mortgage companies — began offering — no down payment loans and — sub-prime mortgages.
These concepts replaced credit worthiness, and the requirement that the principal be paid over the life of the loan,
Banks began to offer — interest only with no payment on the principal for a specified time, — this resulted in a large monthly payment increase at some future point.
Some banks and mortgage companies refinanced the full value of a home, leaving no borrower’s equity.
All of these practices were based on the assumption that home values would continue to rise.
There were some voices in the wilderness — such as former Federal Reserve Chairman Allen Greenspan.
However, in retrospect, virtually no one understood the great significance of the problem, exactly how deep it had become, and that it had become so much more complex than anyone understood.

Even the voices in the wilderness didn’t recognize how things would turnout.
In retrospect it looks crazy, — and looking back we don’t know why it was allowed to continue.
We now see that the belief was that housing prices would continue to rise and the homeowner would acquire equity as home value increased.
Fifty years ago the major risk was loss of family income.
Today, falling housing prices, a new reason for default, is the major risk.
As housing prices started to fall homeowners found themselves in negative equity positions because they had made no down payments.
Homeowners began to decide they couldn’t make the payments — and many just walked away to default.
That created a whole cascade of problems.

As the mortgage backed securities sustained losses, credit markets froze and, fundamentally, the public lost confidence in the financial system.
It became impossible to know the true bottom line of a financial institution.
Some “money center” or regional banks ceased making loans, — and the credit markets froze.
Spurred by reports in the news media, the public lost confidence in the entire financial system.
Many were left wondering — is the bank we do business with going to be next?
It is important to note that the media uses the term “bank” loosely to include:
Investment banks          Mortgage banks
Insurance companies    Credit Unions
As well as both “money center” and community banks — like our company.
What is the government doing now to get us out of this mess?
Many in government felt that the government had to get involved.

What is the government doing to get us out of this mess?
The government has gotten involved — with hundreds of billions of dollars
Here’s what the government is trying to do.
They are trying to help, utilizing an array of programs — although the average person might be confused by the alphabet soup of acronyms and phrases.
Government Involvement
•	CPP WCAP
•	TARP LLP TALF
•	PPIP PPIF TLGP
•	FSP DGP DIF
The Treasury Bailout Plan was rolled out last November.
Treasury Bailout Plan
•	TARP – Troubled Assets Resolution Program
•	CPP – Capital Purchase Program
•	TLGP – Temporary Liquidity Guarantee Program
•	TAG – transaction Account Guarantee
It included the TARP – Troubled Assets Resolution Program/CPP – Capital Purchase Program – which provided $700 billion in capital infusions into banks, — - — including healthy banks — - — to make loans and jumpstart the economy.
The TLGP – Temporary Liquidity Guarantee Program, and the Transaction Account Guarantee – which insured all non-interest bearing deposits at FDIC-insured banks.
One misconception about the TARP is that it was a gift or a grant. More correctly, TARP money should be likened to a loan – the bank must pay it back with interest in the form of a preferred dividend. And banks will pay the government up to $45 billion dollars over three years.
Shareholders need to know that our institution did not take TARP money.

Additional government programs include —
More Government Programs and Plans
•	FSP — Financial Stability Plan of 2009
•	PPIP — Public-Private Investment Program
•	CAP — Capital Assistance Program
•	TALF — Term Asset-Backed Securities Loan Facility
•	LLP — Legacy Loan Program
The Financial Stability Plan of 2009 — this was a plan introduced by President Obama designed to attack the credit crisis and protect taxpayer interest — by adding conditions and accountability to financial institutions receiving TARP/CPP funds.
The government also established the PPIP and instituted a stress test for large financial service companies.
Several components of this program are:
Public-Private Investment Program — provides for both government and private investment in toxic assets. — Investments in this program provide additional capital beyond the government bailout.
The Capital Assistance Program — is a new plan, similar to the TARP/CPP, but it requires participants to have a specific plan to use money — with conditions (the so called Dodd Amendments) on dividends, compensation, monitoring, etc.
The Term Asset-Backed Securities Loan Facility — is intended to increase credit availability by facilitating the issuance of asset-backed securities (ABS), — and improving the market conditions for those securities.
The Legacy Loan Program was established to cleanse problem loans from bank balance sheets.
What can we expect in the future?
What can we expect in the future?
We know that the financial institutions that were well-run, and will remain in business, like F & M Trust, will undoubtedly pay the price for the sins of others — These institutions will be working hard, and expending resources to restore confidence in the industry.
We will have to deal with additional regulations and requirements, as well as be required to inject capital into the FDIC through increased insurance premiums and special assessments.
The actual details of the ultimate future of the financial system are yet to be determined.
In our case, however, we will have an opportunity later in today’s program to look into that future through the eyes of Jim Weaver as he gives us his economic review and forecast.
But first we need to look at the yearly performance of our company and for that I want to introduce our President and CEO, Bill Snell.